Exhibit 10.1

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of 23 September 2026 (this “Agreement”), is entered into by and between FUSION FUEL GREEN PLC, an Irish public limited company (the “Parent”), and QUALITY INDUSTRIAL CORP., a Nevada corporation (“QIND”). The Parent and QIND are individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A. QIND is a party to that certain Share Purchase Agreement, dated as of March 27, 2024 (the “Original SPA”), by and between QIND and Al Shola Al Modea Gas Distribution L.L.C, a United Arab Emirates company (“Al Shola Gas”), as amended by that certain Amendment Agreement in respect of the Share Purchase Agreement dated March 27, 2024, dated as of April 8, 2025, among QIND, Al Shola Gas, and each of the Investors (as defined below) (the “First Amendment” and together with the Original SPA, the “Predecessor Agreements”).

B. Concurrently with the execution and delivery of this Agreement, QIND, Al Shola Gas, and the Investors are entering into that certain Agreement and Amendment No. 2 to the Share Purchase Agreement, dated as of the date hereof, among QIND, Al Shola Gas, and the Investors (the “Agreement and Amendment”), which provides for, among other things, the issuance by the Parent of $2,000,000 of Class A Ordinary Shares (as defined below) to the Investors in partial consideration for the transactions contemplated by the Agreement and Amendment, and amends the Original SPA, as previously amended by the First Amendment, in certain respects.

C. In connection with the transactions contemplated by the Agreement and Amendment, the Parent is willing to issue to the Investors an aggregate number of Class A ordinary shares of the Parent with nominal value $0.0035 each (“Class A Ordinary Shares”) with an aggregate value of $2,000,000 (such shares, the “Parent Shares”), and QIND is willing to issue shares of its common stock, par value $0.001 per share, with an aggregate value of $2,000,000 (the “QIND Shares”), to the Parent as consideration for such issuance.

D. The investors receiving the Parent Shares shall be: (i) Sanjeeb Safir, an [redacted] National (passport number [redacted]), a resident of the United Arab Emirates, who shall receive 40% of the Parent Shares; (ii) Safir Ahammed, an [redacted] National (passport number [redacted]), a resident of the United Arab Emirates, who shall receive 40% of the Parent Shares; and (iii) Mohamed Hilal Saeed Muroushad Almheiri, a [redacted] National (passport number [redacted]), a resident of the United Arab Emirates, who shall receive 20% of the Parent Shares (each, an “Investor” and together, the “Investors”).

E. It is the intention of the Parties that the issuance of the Parent Shares and the QIND Shares shall each qualify as transactions in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable securities Laws of the jurisdictions where the Investors reside.

F. Bevilacqua PLLC (“BPLLC”) is serving as counsel to both Parties in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transactions, and each Party has consented to such joint representation.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Exchange Of Shares.

(a) Issuance of Parent Shares. At the Closing (as defined below), subject to the terms and conditions of this Agreement, the Parent shall issue, or cause to be issued, the Parent Shares to the Investors in the following allocations:

(i) Sanjeeb Safir shall be issued 40% of the Parent Shares;

(ii) Safir Ahammed shall be issued 40% of the Parent Shares; and

(iii) Mohamed Hilal Saeed Muroushad Almheiri shall be issued 20% of the Parent Shares.

The number of Parent Shares to be issued to each Shareholder shall equal 500,000 (calculated by dividing $2,000,000 by a price per share of $4.00, subject to adjustment for any share consolidation, share split, share dividend, or any similar event) multiplied by the respective allocation set forth above.

(b) Issuance of QIND Shares. At the Closing, subject to the terms and conditions of this Agreement, QIND shall issue, or cause its transfer agent to issue, the QIND Shares to the Parent. The issuance of the QIND Shares shall constitute consideration for the Parent’s issuance of the Parent Shares to the Investors. The number of QIND Shares to be issued shall be determined by dividing $2,000,000 by the lower of (i) the closing price of the QIND Shares (as reflected on Yahoo! Finance) immediately preceding the Closing Date, or (ii) the average closing price of the QIND Shares (as reflected on Yahoo! Finance) for the five Trading Days (as defined below) ending on the Trading Day immediately preceding the Closing Date, rounded to the nearest whole share.

(c) Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place remotely by the electronic exchange of documents and signatures on the date on which all of the conditions to the Closing set forth in Section 5 have been satisfied or waived by the applicable Party (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions to the extent such conditions are subject to satisfaction or waiver), or at such other time, date and place as the Parties may mutually agree in writing (the date on which the Closing occurs, the “Closing Date”).

2. Representations and Warranties of QIND.

QIND hereby represents and warrants to the Parent as follows:

(a) Organization, Standing and Power. QIND is duly organized, validly existing and in good standing under the Laws of the State of Nevada and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted.

(b) Authority; Execution and Delivery; Enforceability. QIND has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by QIND of this Agreement and the consummation by QIND of the Transactions have been duly authorized and approved by the board of directors of QIND and no other corporate proceedings on the part of QIND are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will constitute a legal, valid and binding obligation of QIND, enforceable against QIND in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles.

(c) No Breach. The execution, delivery and performance of this Agreement and the consummation of the Transactions will not (i) violate any provision of the articles of incorporation, bylaws or other constituent instruments of QIND; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which QIND is a party or by or to which QIND or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon QIND, or upon the properties or business of QIND; or (iv) violate any Law of any jurisdiction applicable to the Transactions which could have a materially adverse effect on the business or operations of QIND.

(d) Actions and Proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility against or affecting QIND which adversely affects or challenges the legality, validity or enforceability of this Agreement or the QIND Shares.

(e) Valid Issuance. The QIND Shares to be issued in connection with this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

(f) Accredited Investor Status. Each of the Investors is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act.

(g) Investment Intent. Each of the Investors is acquiring the Parent Shares for investment for its own account and not with a view to the resale or distribution of any part thereof, and the Investors have no present intention of selling or otherwise distributing the Parent Shares issuable to the Investors, except in compliance with applicable securities Laws.

3. Representations and Warranties of the Parent.

The Parent hereby represents and warrants to QIND as follows:

(a) Organization, Standing and Power. The Parent is duly organized, validly existing and in good standing under the Laws of Ireland and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The Parent is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary.

(b) Authority; Execution and Delivery; Enforceability. The Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the board of directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will constitute a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles.

(c) No Breach. The execution, delivery and performance of this Agreement and the consummation of the Transactions will not (i) violate any provision of the constitution, memorandum of association or other constituent instruments of the Parent; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Parent is a party or by or to which the Parent or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon the Parent, or upon the properties or business of the Parent; or (iv) violate any Law of any jurisdiction applicable to the Transactions which could have a materially adverse effect on the business or operations of the Parent.

(d) Actions and Proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility against or affecting the Parent or any of its respective properties which adversely affects or challenges the legality, validity or enforceability of this Agreement or the Parent Shares.

(e) Valid Issuance. The Parent Shares to be issued in connection with this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

(f) Nasdaq Listing. The Class A Ordinary Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed on The Nasdaq Stock Market LLC (“Nasdaq”). The Parent has taken no action designed to, or that to its knowledge is likely to have the effect of, terminating the registration of the Class A Ordinary Shares under the Exchange Act, nor has the Parent received any notification that Nasdaq or the U.S. Securities and Exchange Commission (the “SEC”) is contemplating terminating such registration or listing.

4. Waiver and Release.

(a) Mutual Waiver and Release. Effective upon the execution of this Agreement, each Party, on behalf of itself and its respective affiliates, parents, subsidiaries, shareholders, stockholders, officers, directors, heirs, successors, assigns, agents and representatives (individually, a “Releasing Party” and collectively, the “Releasing Parties”), hereby irrevocably and unconditionally waives, releases and forever discharges the other Party and its respective affiliates, parents, subsidiaries, shareholders, stockholders, officers, directors, heirs, successors, assigns, agents and representatives (individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, actions, causes of action, suits, damages, losses, liabilities, costs, expenses and obligations of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, liquidated or unliquidated, matured or unmatured, at law or in equity, that any Releasing Party now has, has ever had, or may hereafter have (regardless of when such claim is discovered or asserted) against any Released Party arising out of, relating to, or in connection with (i) the entry into, execution, delivery, or performance of the Predecessor Agreements or the Agreement and Amendment or this Share Exchange Agreement, (ii) that certain Stock Purchase Agreement, dated as of November 18, 2024, by and among QIND, the Parent, Ilustrato Pictures International Inc., and the other sellers party thereto (the “QIND-Fusion Fuel SPA”), including without limitation any and all representations, warranties, covenants, agreements or obligations set forth therein (including Sections 6.01 and 6.02 thereto and Article IX thereto), with respect to (and only with respect to) each Party’s entry into, execution, delivery, or performance hereunder or under the Predecessor Agreements or under the Agreement and Amendment, or any actual or alleged default, breach, or failure to perform under the QIND-Fusion Fuel SPA as a result of the entry into, execution, delivery, or performance hereunder or under the Predecessor Agreements or under the Agreement and Amendment, or (iii) any other act, omission, event, or circumstance occurring or allegedly occurring at any time on or prior to the date of this Agreement and relating to this Agreement, any Predecessor Agreement, the Agreement and Amendment, or the transactions contemplated thereby. The foregoing release extends to claims that may hereafter arise or be discovered by any Releasing Party, and each Releasing Party expressly acknowledges that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the subject matter of this release, and agrees that this release shall remain in full force and effect notwithstanding the existence or discovery of any such additional or different facts. Without limiting the generality of the foregoing, each of the Parties hereby waives any and all rights, claims or remedies (whether arising under Section 9.01, 9.11, 9.12, 9.13, 9.15, or any other provision of any of the Predecessor Agreements, or Article IX and particularly Section 9.01, 9.02, 9.04, 9.07, or Section 10.05, 10.15 or 10.16 or any other provision of the QIND-Fusion Fuel SPA, or under applicable law) with respect to any such actual or alleged prior default, breach, non-compliance, or other released matter described in this Section 4(a). Each Party hereby covenants and agrees that it shall not, and shall cause its affiliates not to, commence, institute, maintain, or prosecute any action, suit, or proceeding against any Released Party with respect to any claim released pursuant to this Section 4(a).

(b) Scope of Release. The waiver and release set forth in Section 4(a) is a full and complete waiver and release and shall be broadly construed. Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the subject matter of this release, and agrees that the foregoing release shall remain in full force and effect notwithstanding any such discovery; provided, however, that nothing in this Section 4 shall be deemed to release any Party from (i) its obligations under this Agreement, (ii) its obligations under the Agreement and Amendment, or (iii) any claim based on fraud.

5. Conditions to Closing.

(a) Conditions to Each Party’s Obligations. The respective obligation of each Party to consummate the Transactions is subject to the satisfaction on or before the Closing of each of the following conditions, unless waived in writing by each of the Parties and such condition is subject to waiver:

(i) Nasdaq Listing Application. Nasdaq shall have approved an initial listing application in connection with the transactions contemplated by the QIND-Fusion Fuel SPA and the issuance of the Parent Shares contemplated by this Agreement. This condition shall not be waived by any of the Parties.

(ii) Approvals. The Parties shall have received (i) all approvals of any Governmental Authority (as defined below) necessary to consummate the Transactions, including, but not limited to, (a) any Nasdaq approval, clearance, confirmation, or listing-of-additional-shares notification required for the issuance or listing of the Parent Shares other than the approval described in Section 5(a)(i) hereto, and (b) any approvals as are required under the Irish Takeover Panel Act 1997, Takeover Rules, and (ii) all consents, waivers or any additional instruments from any third parties necessary to consummate the Transactions. This condition shall not be waived by any of the Parties.

(iii) No Legal Conflicts. There shall not have been enacted, promulgated or made effective after the date of this Agreement any Law that enjoins or otherwise prohibits or makes illegal the consummation of the Transactions, nor shall there be any Legal Action seeking to enjoin or prohibit or make unlawful consummation of the Transactions, and there shall not be in effect any injunction (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction that enjoins or otherwise prohibits consummation of the Transactions. This condition shall not be waived by any of the Parties.

(iv) Accuracy of Representations and Warranties. The representations and warranties of each Party contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such particular date). This condition shall not be waived by any of the Parties except to the extent that such waiver shall not cause the failure of any other condition of this Section 5(a) to be satisfied.

(v) Issuance of Shares. Each of the Parent and QIND shall be ready, willing and able to issue, at the Closing, share certificates or book entries representing the Parent Shares to the Investors by the Parent, and stock certificates or book entries representing the QIND Shares to the Parent by QIND, respectively. This condition shall not be waived by any of the Parties.

(vi) Execution of Agreement. This Agreement shall have been duly executed and delivered by both Parties. This condition shall not be waived by any of the Parties.

(vii) Accredited Investor Questionnaires and AML/KYC. QIND shall have delivered to the Parent a duly completed and executed accredited investor questionnaire of each of the Investors, together with such additional information and documentation as may be reasonably requested by the Parent to verify each Investor’s status as an accredited investor and to enable the Parent to conduct anti-money laundering (AML) and know-your-customer (KYC) searches in accordance with applicable Law and Parent policy, including clearance of any applicable Irish regulatory requirements. This condition shall not be waived by any of the Parties.

(viii) Other Deliverables. Each Party shall have delivered such other documents or instruments as the other Party may reasonably request that are necessary to consummate the Transactions. This condition shall not be waived by any of the Parties.

(b) Definition of Governmental Authority. For purposes of this Agreement, “Governmental Authority” means any federal, state, national, foreign, local, municipal or other government or any court of competent jurisdiction, administrative agency, commission or other governmental authority or instrumentality, domestic or foreign, including the Irish Takeover Panel, the Companies Registration Office of Ireland, the SEC, Nasdaq, and any self-regulatory organization.

6. RESALE REGISTRATION. Parent shall prepare and file with the SEC a registration statement on Form F-3 (or, if Form F-3 is not then available to Parent, such other form as is then available to register the resale of the Parent Shares) covering the resale of all of the Parent Shares issued pursuant to this Agreement (the “Registration Statement”) no later than thirty (30) calendar days following the Closing Date (the “Filing Date”). Parent shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable, and no later than ninety (90) calendar days following the Closing Date (the “Effectiveness Date”). If the SEC notifies Parent that it will not review the Registration Statement or has no comments thereto, the Effectiveness Date shall be no later than five (5) days on which the principal trading market for the Parent Shares is open for trading (each, a “Trading Day”) after the date on which Parent receives such notification from the SEC. The Effectiveness Date shall be subject to extension by one (1) Trading Day for each day that would have otherwise been a Trading Day that a full or partial federal government shutdown preventing the SEC from declaring such Registration Statement effective is in effect on or after the Filing Date. Parent shall also take all actions necessary to maintain the continuous effectiveness of the Registration Statement for so long as any Parent Shares remain outstanding and are not freely tradable without restriction under Rule 144. Parent shall qualify or register such securities under applicable blue sky laws in such jurisdictions as reasonably requested by the Investors; provided, however, that Parent shall not be required to qualify to do business, subject itself to general service of process, or become subject to taxation in any such jurisdiction. Notwithstanding the foregoing, the filing or effectiveness of the Registration Statement, or any resale of Parent Shares pursuant thereto, shall not limit, waive, supersede or otherwise affect any lock-up, leak-out or other transfer restrictions applicable to the Parent Shares under the Agreement and Amendment, which shall remain in full force and effect in accordance with their terms.

7. Indemnification.

(a) Survival. The representations and warranties contained in this Agreement shall survive the Closing for a period of eighteen (18) months following the Closing Date, except for the representations and warranties contained in Sections 2(a), 2(b), 2(e), 3(a), 3(b) and 3(e) (the “Fundamental Representations”), which shall survive until the expiration of the applicable statute of limitations; provided, however, that such survival periods shall not apply to claims involving fraud, willful misconduct or intentional misrepresentation.

(b) Indemnification by QIND. Subject to the limitations set forth in this Section 7, QIND shall indemnify, defend and hold harmless the Parent and its affiliates, directors, officers, employees, agents, successors and assigns (collectively, the “Parent Indemnified Parties”) from and against any and all losses, damages, liabilities, claims, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) arising out of, relating to or resulting from (i) any breach or inaccuracy of any representation or warranty of QIND contained in this Agreement, or (ii) any breach of any covenant or agreement of QIND contained in this Agreement.

(c) Indemnification by the Parent. Subject to the limitations set forth in this Section 7, the Parent shall indemnify, defend and hold harmless QIND and its affiliates, directors, officers, employees, agents, successors and assigns (collectively, the “QIND Indemnified Parties”) from and against any and all Damages arising out of, relating to or resulting from (i) any breach or inaccuracy of any representation or warranty of the Parent contained in this Agreement, or (ii) any breach of any covenant or agreement of the Parent contained in this Agreement.

(d) Indemnification Procedures.

(i) Notice of Claim. Upon obtaining knowledge of any claim or demand that has given rise to a claim for indemnification under this Section 7, the indemnified party (the “Indemnified Party”) shall give written notice (a “Notice of Claim”) of such claim to the indemnifying party (the “Indemnifying Party”) specifying in reasonable detail such information as the Indemnified Party may have with respect to such claim; provided, however, that no failure or delay by the Indemnified Party in giving such notice shall reduce or otherwise affect the obligation of the Indemnifying Party unless and to the extent the Indemnifying Party is thereby actually prejudiced.

(ii) Third Party Claims. If any lawsuit or other action is filed or instituted against any Indemnified Party with respect to a matter subject to indemnification hereunder (a “Third Party Claim”), notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within 15 calendar days after service of the citation or summons). After receipt of such notice, the Indemnifying Party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such Third Party Claim, (ii) to employ and engage attorneys of its own choice to handle and defend the Third Party Claim, at the Indemnifying Party’s cost, risk and expense, and (iii) to compromise or settle such Third Party Claim; provided, however, that such Third Party Claim shall not be compromised or settled without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(iii) Cooperation. The Indemnified Party shall, and shall cause its affiliates to, cooperate in all reasonable respects with the Indemnifying Party in the investigation, trial and defense of any Third Party Claim.

(e) Limitations on Indemnification. Notwithstanding anything to the contrary in this Agreement:

(i) The aggregate liability of any Indemnifying Party for Damages under this Section 7 (other than with respect to Fundamental Representations or claims involving fraud, willful misconduct or intentional misrepresentation) shall not exceed $2,000,000.

(ii) No Indemnifying Party shall be liable for Damages under Section 7(b)(i) or Section 7(c)(i) (other than with respect to Fundamental Representations or claims involving fraud, willful misconduct or intentional misrepresentation) unless and until the aggregate amount of Damages exceeds $50,000 (the “Basket”), in which case the Indemnifying Party shall be liable for all Damages in excess of the Basket.

(iii) Notwithstanding the foregoing, the limitations set forth in this Section 7(e) shall not apply with respect to claims based upon fraud, willful misconduct or intentional misrepresentation.

(f) Exclusive Remedy. From and after the Closing, except in the case of fraud, willful misconduct or intentional misrepresentation, the indemnification provided in this Section 7 shall be the sole and exclusive remedy of the Parties for Damages arising out of or relating to this Agreement.

8. Conflicts and Privilege.

(a) Conflicts and Privilege.

(i) Each of the Parties hereby agrees, on its own behalf and on behalf of its affiliates, parents, subsidiaries, shareholders, stockholders, officers, directors, heirs, successors, assigns, agents and representatives, that BPLLC may serve as counsel to both the Parent and QIND in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transactions, and that, following consummation of the Transactions, BPLLC may serve as counsel to any Parent Indemnified Party, any QIND Indemnified Party, or any affiliates, parents, subsidiaries, shareholders, stockholders, officers, directors, heirs, successors, assigns, agents and representatives of any such indemnified party in any action, suit or proceeding directly or indirectly arising out of or relating to this Agreement or the Transactions, or to interpret, apply or enforce this Agreement or the Transactions, or for recognition or enforcement of any judgment relating thereto, or any other matter, notwithstanding such representation (or continued representation) of both Parties, and each of the Parties hereby consents thereto and waives any conflict of interest arising therefrom, and each of such Parties shall cause any of its respective affiliates to consent to waive any conflict of interest arising from such representation to the fullest extent permitted by Law.

(ii) Each Party further agrees that, as to all communications among BPLLC and either or both Parties that relate in any way to this Agreement or the Transactions, the attorney-client privilege and the expectation of client confidence belongs to both Parties jointly, and neither Party shall waive such privilege without the written consent of the other Party, except as may be required by applicable Law.

9. Miscellaneous.

(a) Definitions. In addition to terms defined elsewhere in this Agreement, the following terms have the following meanings:

(i) “Law” means any federal, state, national, foreign, material local, municipal, or other law, statute, act, ordinance, code, regulation, or rule of any Governmental Authority and any Order.

(ii) “Legal Action” means any legal action, claim, demand, arbitration, hearing, charge, complaint, investigation, litigation, suit or other civil, criminal, administrative or investigative proceeding before a Governmental Authority.

(iii) “Order” means any order, decision, judgment, writ, injunction, or decree issued by any court, agency, or other Governmental Authority.

(iv) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, governmental authority or other entity.

(b) Governing Law. This Agreement and all matters arising out of or relating to it (including its interpretation, construction, performance, and enforcement) shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than those of the State of New York.

(c) Dispute Resolution; Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the Transactions, or the breach, termination or invalidity thereof, shall be finally settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules then in effect. The arbitration shall be conducted by a panel of three arbitrators. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each Party shall bear its own costs and expenses in connection with such arbitration, unless the arbitrators determine otherwise.

(d) Waiver of Jury Trial. EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(e) Notices. All notices and other communications required or otherwise provided under this Agreement shall be in writing and shall be addressed as follows (or at such other address for a Party as shall be specified by like notice):

If to the Parent:

Fusion Fuel Green PLC

Attention: Chief Executive Officer

Email: fchaves@fusion-fuel.eu

with a copy (which shall not constitute notice) to:

Bevilacqua PLLC

800 Connecticut Ave. NW, Suite 300

Washington, DC 20006

Attention: Louis A. Bevilacqua

Email: lou@bevilacquapllc.com

If to QIND:

Quality Industrial Corp.

Attention: Chief Executive Officer

Email: carsten.falk@qualityindustrialcorp.com

with a copy (which shall not constitute notice) to:

Bevilacqua PLLC

800 Connecticut Ave. NW, Suite 300

Washington, DC 20006

Attention: Louis A. Bevilacqua

Email: lou@bevilacquapllc.com

All such notices or communications shall be deemed to have been delivered and received (a) if delivered in person, on the day of such delivery, (b) if by electronic mail, on the day on which such electronic mail was sent and duly delivered, (c) if by certified or registered mail (return receipt requested), postage prepaid, on the third business day after mailing, or (d) if by reputable overnight delivery service, on the first business day after mailing.

(f) Amendment. This Agreement may be amended or modified in whole or part only if such amendment or modification is in writing and signed by each of the Parties.

(g) Waivers. At any time, either Party may (a) extend the time for the performance of any of the obligations of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement, or (c) subject to applicable Law, waive compliance with any of the covenants or conditions contained in this Agreement except as otherwise expressly provided herein. Any agreement on the part of a Party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such Party. The failure of any Party to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

(h) Entire Agreement. This Agreement (including any exhibits hereto) contains the entire agreement between the Parties with respect to the Transactions and supersedes all prior agreements, written or oral, with respect thereto.

(i) No Third-Party Beneficiaries. Except as expressly set forth in Section 7 hereto (with respect to indemnified parties), this Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever; provided, however, that the Investors are intended third-party beneficiaries of Section 1(a) and Section 5 hereto to the extent relating to the issuance of Parent Shares to them.

(j) Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, a suitable and equitable provision shall be substituted for that provision to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision.

(k) Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns. No Party may assign or delegate all or any portion of its rights or obligations under this Agreement without the prior written consent of the other Party, and any attempted or purported assignment or delegation in violation of this Section 9(k) shall be null and void.

(l) Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original instrument, and all such counterparts shall together constitute the same agreement. The exchange of copies of this Agreement and signature pages by email in .pdf or .tif format (including any electronic signature complying with the U.S. ESIGN Act of 2000) shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.

(m) Expenses. Each Party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the Transactions.

(n) Further Assurances. Subject to Section 9(o) hereto, each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the Transactions.

(o) No Obligation to Submit Nasdaq Application. Notwithstanding anything to the contrary in this Agreement, including Sections 5(a)(i) and 9(n) hereto, nothing in this Agreement shall require the Parent to submit, pursue, maintain, or seek clearance of any initial listing application with Nasdaq unless and until the Parent determines, in its sole discretion, that the Parent will meet the applicable Nasdaq listing requirements at the time of such submission. The Parent’s failure to make such determination or to submit, pursue, maintain, or seek clearance of any such application shall not constitute a breach of this Agreement.

(o) Construction. The Parties have participated jointly in negotiating and drafting this Agreement with the benefit of legal counsel. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(p) Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Share Exchange Agreement on the date first above written.

FUSION FUEL GREEN PLC

By:	/s/ Frederico Figueira de Chaves
Name:	Frederico Figueira de Chaves
Title:	Chief Executive Officer

QUALITY INDUSTRIAL CORP.

By:	/s/ Carsten Kjems Falk
Name:	Carsten Kjems Falk
Title:	Chief Executive Officer